Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS AND PROVIDES 2013 OUTLOOK

•	OrthoHelix Acquisition Closed and Integration Proceeding Smoothly

•	Adjusted EBITDA Margin Improves for both Fourth Quarter and Full Year

AMSTERDAM, The Netherlands, February 21, 2013 – Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported today its financial results for the fourth quarter and fiscal year ended December 30, 2012.

Revenue for the fourth quarter of 2012 reached $79.0 million compared to fourth quarter 2011 revenue of $69.0 million, an increase of 14.5% as reported and 16.0% in constant currency. Revenue for the fiscal year 2012 was $277.5 million compared to 2011 revenue of $261.2 million, an increase of 6.3% as reported and 9.4% in constant currency. Revenue for the fourth quarter and full year included $8.0 million of revenue from the acquisition of OrthoHelix Surgical Designs, Inc., which closed October 4, 2012.

Fourth quarter 2012 revenue of Tornier’s extremities product categories totaled $64.7 million compared to $54.4 million a year ago, growth of 18.9% as reported and 19.8% in constant currency. Revenue of Tornier’s extremities product categories for the fiscal year 2012 was $224.9 million compared to $204.9 million a year ago, growth of 9.8% as reported and 11.8% in constant currency.

Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue in prior periods, Tornier’s 2012 fourth quarter and full year constant currency revenue growth was 6.7% and 8.2%, respectively, and Tornier’s fourth quarter and full year extremities product constant currency revenue increased 7.9% and 10.0%, respectively.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “We are pleased with our revenue performance during the fourth quarter as we closed and began the integration of our OrthoHelix acquisition, and as we faced continued challenges related to our U.S. distribution channel transition and a weak economy in Europe. Based on the benefits a strengthened U.S. distribution channel and new products such as the Ascend Flex convertible shoulder system will yield, we are excited about our prospects to return to double-digit constant currency revenue growth on a pro forma basis during the second half of 2013.”

The Company’s fourth quarter 2012 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $11.0 million, or 13.9% of reported revenue, compared to $8.3 million, or 12.1% of revenue, in the same quarter of the prior year, an increase of 31.5%. Adjusted EBITDA for the fiscal year 2012 reached $32.9 million, or 11.9% of revenue, compared to $28.6 million, or 11.0% of revenue, in 2011, representing an increase of 15.1%.

Mr. Mowry continued, “Despite challenges, we were able to improve our adjusted EBITDA margin during the fourth quarter and fiscal year 2012. As we enter 2013, we are committed to making the investments in our distribution channel and expanded product portfolio which are necessary to return to and sustain double-digit revenue growth and adjusted EBITDA margin improvement, and to increase shareholder value.”

Fourth Quarter 2012 Revenue Highlights

Extremities

•

Revenue from the upper extremity joints and trauma category was $45.8 million, an increase of 6.4% in constant currency over the same quarter in 2011. This growth was primarily led by the Company’s shoulder arthroplasty portfolio, including the Aequalis™ Reversed Shoulder and Aequalis™ Ascend™. Limited launch of the Ascend Flex commenced in the fourth quarter, and this product is expected to be a major source of revenue growth in 2013.

•

Revenue from Tornier’s lower extremity joints and trauma category in the fourth quarter of 2012 reached $14.8 million, an increase of 111.5% in constant currency. Fourth quarter lower extremity revenue included approximately $8 million of revenue from the acquisition of OrthoHelix. Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue in the fourth quarter 2011, fourth quarter 2012 lower extremity revenue recorded constant currency growth of 15.2%. Pro forma growth was led by OrthoHelix products, particularly its new IFS Hammer Toe product line for toe deformities.

•

Revenue from the sports medicine and biologics product category was $4.2 million, an increase of 4.8% in constant currency over the same quarter in 2011, and was led by the Company’s BioFiber and Conexa product lines.

Large Joints

Revenue of the Company’s large joints and other product lines was $14.3 million, an increase of 1.7% over the same quarter in 2011 on a constant currency basis. In the fourth quarter, this product category decreased to 18% of reported global revenue.

Geographic Revenue

On a geographic basis as compared to the fourth quarter of 2011, Tornier’s international revenue increased 3.7% as reported and 7.1% in constant currency, representing 42% of reported global revenue. Revenue in the United States increased by 23.6% and represented 58% of reported global revenue.

First Quarter 2013 Outlook

•

For the first quarter of 2013, the Company projects constant currency revenue to be in the range of $79 to $82 million, inclusive of anticipated OrthoHelix revenue of $7.5 to $8.5 million, representing constant currency growth of 6.1% to 10.1% over first quarter 2012 revenue.

•

Based on recent currency exchange rates, first quarter 2013 reported revenue is projected to be in the range of $79 to $82 million, inclusive of anticipated OrthoHelix revenue, representing reported growth of 6.1% to 10.2% over first quarter 2012 revenue.

•	First quarter 2013 extremities product categories revenue, inclusive of anticipated OrthoHelix revenue, is expected to grow 11.2% to 15.3% in constant currency.

•

The Company projects adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, inclusive of OrthoHelix operations, for the first quarter of 2013 to be in the range of $5.3 to $6.8 million, or 6.7% to 8.3% of reported revenue.

Fiscal Year 2013 Outlook

•	The Company projects 2013 constant currency revenue to be in the range of $310 to $322 million, inclusive of anticipated OrthoHelix revenue, representing constant currency growth of 11.7% to 16.0%.

•

Based on recent currency exchange rates, 2013 reported revenue is projected to be in the range of $312.3 to $324.3 million, inclusive of anticipated OrthoHelix revenue, representing reported growth of 12.5% to 16.9% over 2012 revenue.

•	Revenue of the Tornier extremities product categories in 2013, inclusive of anticipated OrthoHelix revenue, is expected to grow 15.6% to 20.1% in constant currency.

•

The Company projects 2013 adjusted EBITDA to be in the range of $33.0 to $38.0 million, or 10.6% to 11.7% of reported revenue. OrthoHelix is expected to have a slight positive impact on 2013 adjusted EBITDA.

Conference Call

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its fourth quarter 2012 financial results and its initial outlook for 2013. The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com. Those without internet access may join the call from within the U.S. by dialing 1-877-673-5355; outside the U.S., dial +1-760-666-3805.

A telephone replay will be available for two weeks following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 92470331. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” “future,” “prospects,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the first quarter of 2013 and for the full year 2013, Tornier’s anticipated growth prospects, expansion of adjusted EBITDA and above market double-digit growth and Tornier’s expectations with respect to new products, including in particular the Ascend Flex. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions, the European sovereign debt crisis, and austerity measures, risks associated with Tornier’s international operations and expansion, risks associated with Tornier’s recent acquisition of OrthoHelix and subsequent integration activities, changes in Tornier’s arrangements with its distributors and independent sales agencies and transition to direct selling models in certain geographies and territories, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities, Tornier’s leverage and access to credit under its credit facility agreement, and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 100 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Twelve months ended
	(unaudited)		(unaudited)
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Revenue	$79,033	$69,042	$277,520	$261,191
Cost of goods sold	22,435	20,174	76,964	74,882
Cost of goods sold—acquisition related	4,539	—	4,954	—

Gross profit	52,059	48,868	195,602	186,309
	65.9%	70.8%	70.5%	71.3%
Operating expenses
Selling, general and administrative	46,290	41,553	170,447	161,448
Research and development	6,195	5,231	22,524	19,839
Amortization of intangible assets	3,708	2,834	11,721	11,282
Special charges	9,831	704	19,244	892

Total operating expenses	66,024	50,322	223,936	193,461

Operating (loss)	(13,965)	(1,454)	(28,334)	(7,152)

Other income (expense)
Interest income	34	135	338	550
Interest expense	(2,303)	(565)	(3,733)	(4,326)
Foreign currency transaction (loss)	(278)	274	(473)	193
Loss on extinguishment of debt	(593)	—	(593)	(29,475)
Other non-operating income	62	321	116	1,330

Loss before income taxes	(17,043)	(1,289)	(32,679)	(38,880)
Income tax (expense) benefit	12,240	(692)	10,935	8,424

Consolidated net loss	$(4,803)	$(1,981)	$(21,744)	$(30,456)

Net loss per share
Basic and diluted	$(0.12)	$(0.05)	$(0.54)	$(0.80)

Weighted average ordinary shares outstanding
Basic and diluted	41,639	39,261	40,064	38,227

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	December 30, 2012	January 1, 2012
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$31,108	$54,706
Accounts receivable, net	54,192	45,908
Inventories	86,697	79,883
Deferred income taxes and other current assets	25,321	18,375

Total current assets	197,318	198,872

Instruments, net	51,394	49,347
Property, plant and equipment, net	37,151	33,353
Goodwill and intangibles, net	366,398	228,209
Deferred income taxes and other assets	1,966	1,919

Total assets	$654,227	$511,700

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$4,595	$18,011
Accounts payable	11,526	12,020
Accrued liabilities and deferred income taxes	44,505	35,443

Total current liabilities	60,626	65,474

Other long-term debt	115,457	21,900
Deferred income taxes and other long-term liabilities	42,065	22,866

Total liabilities	218,148	110,240

Shareholders’ equity	436,079	401,460

Total liabilities and shareholders’ equity	$654,227	$511,700

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Twelve Months Ended
	(unaudited)		(unaudited)
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Cash flows from operating activities
Consolidated net loss	$(4,803)	$(1,981)	$(21,744)	$(30,456)

Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	8,834	7,069	30,232	28,107
Impairment of fixed assets	1,013	—	2,041	—
Lease termination costs	—	—	731	—
Impairment of intangible assets	4,737	210	4,737	210
Non-cash foreign currency (gain) loss	(278)	(89)	(495)	298
Deferred income taxes	(4,359)	(2,626)	(4,506)	(11,619)
Tax benefit from reversal of valuation allowance	(10,700)	—	(10,700)	—
Share-based compensation	1,722	1,806	6,830	6,547
Non-cash interest expense and discount amortization	524	—	524	2,040
Inventory obsolescence	5,258	1,182	8,171	4,996
Loss on extinguishment of debt	—	—	—	29,475
Incentive related to new facility lease	697	—	1,400	—
Inventory step up from acquisition	1,578	—	1,993	—
Other non-cash items affecting earnings	395	161	1,836	(186)

Changes in operating assets and liabilities
Accounts receivable	(6,721)	(4,139)	(2,188)	(4,673)
Inventories	832	3,076	(3,057)	(7,939)
Accounts payable and accruals	3,516	6,022	87	2,573
Other current assets and liabilities	(209)	431	(1,526)	3,987
Other non-current assets and liabilities	1,259	1,083	65	(194)

Net cash provided by (used in) operating activities	3,295	12,205	14,431	23,166

Cash flows from investing activities
Acquisition-related cash payments	(100,366)	(1,089)	(104,022)	(3,142)
Additions of instruments	(2,754)	(4,692)	(11,999)	(19,734)
Purchases of property, plant, and equipment from lease incentives	(380)	—	(1,400)	—
Purchases of property, plant and equipment	(3,025)	(2,827)	(9,891)	(6,599)
Proceeds from the sale of property, plant and equipment	1,517	—	1,517	—

Net cash (used in) investing activities	(105,008)	(8,608)	(125,795)	(29,475)

Cash flows from financing activities
Change in short-term debt	(17,359)	(2,328)	(8,009)	(10,513)
Repayments of long-term debt	(20,451)	(1,689)	(28,684)	(8,147)
Proceeds from issuance of long-term debt	115,873	281	121,045	5,032
Deferred financing costs	(5,396)	—	(5,396)	(2,731)
Repayment of notes payable	—	—	—	(116,108)
Issuance of ordinary shares	602	362	7,710	171,577

Net cash provided by financing activities	73,269	(3,374)	86,666	39,110
Effect of currency exchange rates on cash and cash equivalents	1,053	(1,365)	1,100	(2,933)

Increase (decrease) in cash and cash equivalents	(27,391)	(1,142)	(23,598)	29,868

Cash and cash equivalents at beginning of period	58,499	55,848	54,706	24,838

Cash and cash equivalents at end of period	$31,108	$54,706	$31,108	$54,706

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three Months Ended			Twelve Months Ended
	(unaudited)			(unaudited)
	December 30, 2012	January 1, 2012	Percent change	December 30, 2012	January 1, 2012	Percent change
Revenue by product category
Upper extremity joints and trauma	$45,808	$43,424	5.5%	$175,242	$164,064	6.8%
Lower extremity joints and trauma	14,776	7,011	110.8%	34,109	26,033	31.0%
Sports medicine and biologics	4,163	4,010	3.8%	15,526	14,779	5.1%

Total extremities	64,747	54,445	18.9%	224,877	204,876	9.8%
Large joints and other	14,286	14,597	-2.1%	52,643	56,315	-6.5%

Total	$79,033	$69,042	14.5%	$277,520	$261,191	6.3%

Revenue by geography
United States	$46,103	$37,299	23.6%	$156,750	$141,496	10.8%
International	32,930	31,743	3.7%	120,770	119,695	0.9%

Total	$79,033	$69,042	14.5%	$277,520	$261,191	6.3%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three Months Ended
	(unaudited)
	December 30, 2012			January 1, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$45,808	$399	$46,207	$43,424	6.4%
Lower extremity joints and trauma	14,776	53	14,829	7,011	111.5%
Sports medicine and biologics	4,163	41	4,204	4,010	4.8%

Total extremities	64,747	493	65,240	54,445	19.8%
Large joints and other	14,286	563	14,849	14,597	1.7%

Total	$79,033	$1,056	$80,089	$69,042	16.0%

Revenue by geography
United States	$46,103	$—	$46,103	$37,299	23.6%
International	32,930	1,056	33,986	31,743	7.1%

Total	$79,033	$1,056	$80,089	$69,042	16.0%

	Twelve Months Ended
	(unaudited)
	December 30, 2012			January 1, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$175,242	$3,425	$178,667	$164,064	8.9%
Lower extremity joints and trauma	34,109	403	34,512	26,033	32.6%
Sports medicine and biologics	15,526	317	15,843	14,779	7.2%

Total extremities	224,877	4,145	229,022	204,876	11.8%
Large joints and other	52,643	3,985	56,628	56,315	0.6%

Total	$277,520	$8,130	$285,650	$261,191	9.4%

Revenue by geography
United States	$156,750	$—	$156,750	$141,496	10.8%
International	120,770	8,130	128,900	119,695	7.7%

Total	$277,520	$8,130	$285,650	$261,191	9.4%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Pro forma Revenue

(in thousands)

	Three Months Ended
	(unaudited)
	December 30, 2012					January 1, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Revenue as reported	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$45,808	$399	$46,207	$11	$46,218	$43,424	$170	$43,594	6.0%
Lower extremity joints and trauma	14,776	53	14,829	282	15,111	7,011	6,103	13,114	15.2%
Sports medicine and biologics	4,163	41	4,204	—	4,204	4,010	—	4,010	4.8%

Total extremities	64,747	493	65,240	293	65,533	54,445	6,273	60,718	7.9%
Large joints and other	14,286	563	14,849	—	14,849	14,597	—	14,597	1.7%

Total	$79,033	$1,056	$80,089	$293	$80,382	$69,042	$6,273	$75,315	6.7%

	Twelve Months Ended
	(unaudited)
	December 30, 2012					January 1, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Revenue as reported	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$175,242	$3,425	$178,667	$807	$179,474	$164,064	$830	$164,894	8.8%
Lower extremity joints and trauma	34,109	403	34,512	20,017	54,529	26,033	21,349	47,382	15.1%
Sports medicine and biologics	15,526	317	15,843		15,843	14,779		14,779	7.2%

Total extremities	224,877	4,145	229,022	20,824	249,846	204,876	22,179	227,055	10.0%
Large joints and other	52,643	3,985	56,628	—	56,628	56,315	—	56,315	0.6%

Total	$277,520	$8,130	$285,650	$20,824	$306,474	$261,191	$22,179	$283,370	8.2%

Notes:

*	- Represents Pro Forma Revenue adjustment for closing date of OrthoHelix acquisiton related to the respective period.

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three Months Ended		Twelve Months Ended
	(unaudited)		(unaudited)
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Revenue, as reported	$79,033	$69,042	$277,520	$261,191

Net loss, as reported	$(4,803)	$(1,981)	$(21,744)	$(30,456)

Interest income	(34)	(135)	(338)	(550)
Interest expense	2,303	565	3,733	4,326
Income tax expense (benefit)	(12,240)	692	(10,935)	(8,424)
Depreciation	5,126	4,445	18,511	17,035
Amortization	3,708	2,834	11,721	11,282

Subtotal Non-GAAP EBITDA (Loss)	(5,940)	6,420	948	(6,787)

Other non-operating (income) expense	(62)	(321)	(116)	(1,330)
Foreign currency transaction (gain) loss	278	(274)	473	(193)
Share-based compensation	1,722	1,806	6,830	6,547
Loss on extinguishment of debt	593	—	593	29,475
Inventory step-up from acquisition	1,578	—	1,993	—
Inventory product rationalization due to acquisition	2,961	—	2,961	—
Special Charges
Facilities consolidation	1,111	—	6,357	—
Acquisition and integration costs	2,568	—	3,546	—
Impairment of intangibles	4,737	—	4,737	—
Distribution channel transition costs	554	—	1,374	—
Management exit costs	861	632	1,235	632
Italy bad debt expense	—	—	1,995	—
Other	—	72	—	260

Non-GAAP Adjusted EBITDA	$10,961	$8,335	$32,926	$28,604

Non-GAAP Adjusted EBITDA Margin	13.9%	12.1%	11.9%	11.0%

Tornier N.V.

Reconciliation of Net Income (Loss) and Earnings per Share

to Adjusted Net Income (Loss) and Adjusted Earnings per Share

(in thousands)

	Three Months Ended		Twelve Months Ended
	(unaudited)		(unaudited)
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Net loss, as reported	$(4,803)	$(1,981)	$(21,744)	$(30,456)
Loss on extinguishment of debt, net of tax	479	—	479	21,990
Gain on resolution of contingent liability	—	—	—	(1,000)
Inventory step-up from acquisition, net of tax	1,534	—	1,869	—
Inventory product rationalization due to acquisition, net of tax	2,916	—	2,916	—
Tax benefit from reversal of valuation allowance	(10,700)	—	(10,700)	—
Special Charges, net of tax
Facilities consolidation	1,119	—	6,097	—
Acquisition and integration costs	2,564	—	3,534	—
Impairment of intangibles	4,737		4,737
Distribution channel transition costs	554	—	1,374	—
Management exit costs	861	632	1,235	632
Italy bad debt expense	—	—	1,995	—
Other	—	72	—	260

Non-GAAP Adjusted Net loss	(739)	(1,277)	(8,208)	(8,574)

Net loss per share, as reported
Basic and diluted	$(0.12)	$(0.05)	$(0.54)	$(0.80)
Loss on extinguishment of debt, net of tax	0.01	—	0.01	0.58
Gain on resolution of contingent liability	—	—	—	(0.03)
Inventory step-up from acquisition, net of tax	0.04	—	0.05	—
Inventory product rationalization due to acquisition, net of tax	0.07	—	0.07	—
Tax benefit from reversal of valuation allowance	(0.26)	—	(0.27)	—
Special Charges, net of tax	—	—	—	—
Facilities consolidation	0.03	—	0.15	—
Acquisition and integration costs	0.06	—	0.09	—
Impairment of intangibles	0.11	—	0.12	—
Distribution channel transition costs	0.02	—	0.04	—
Management exit costs	0.02	0.02	0.03	0.02
Italy bad debt expense	—	—	0.05	—
Other	—	—	—	0.01

Non-GAAP Adjusted Net loss per share
Basic and diluted	$(0.02)	$(0.03)	$(0.20)	$(0.22)

Weighted average ordinary shares outstanding
Basic and diluted	41,639	39,261	40,064	38,227

Tornier N.V.

Reconciliation of Net Cash Provided by (Used in) Operating Activities

to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Twelve Months Ended
	(unaudited)		(unaudited)
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Net cash provided by (used in) operating activities, as reported	$3,295	$12,205	$14,431	$23,166
Adjusted for:
Cash paid related to Facilities Consolidation	2,216	—	4,811	—
Additions of instruments, as reported	(2,754)	(4,692)	(11,999)	(19,734)
Purchases of property, plant and equipment, as reported	(3,405)	(2,827)	(11,291)	(6,599)
Purchases of property, plant and equipment related to Facilities Consolidation	636	—	2,997	—

Non-GAAP Adjusted free cash flow	$(12)	$4,686	$(1,051)	$(3,167)

Tornier N.V.

Reconciliation of Gross Margins and Gross Margin %

to Non-GAAP Adjusted Gross Margins and Gross Margin %

(in thousands)

	Three Months Ended		Twelve Months Ended
	(unaudited)		(unaudited)
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Revenue, as reported	$79,033	$69,042	$277,520	$261,191

Gross Margins, as reported	$52,059	$48,868	$195,602	$186,309
Gross Margin %, as reported	65.9%	70.8%	70.5%	71.3%
Adjusted for:
Inventory step-up due to acquisition	1,578	—	1,993	—
Product rationalization due to acquisition	2,961	—	2,961	—

Non-GAAP Adjusted Gross Margins	56,598	48,868	200,556	186,309

Non-GAAP Adjusted Gross Margin %	71.6%	70.8%	72.3%	71.3%

Tornier N.V.

Reconciliation of Projected 2013 Operating Income

to Projected Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended		Twelve Months Ended
	(unaudited)		(unaudited)
	March 31, 2013		December 29, 2013
	Low	High	Low	High
Revenue	$79,000	$82,000	$312,300	$324,300
Operating Income (Loss)	(10,900)	(6,900)	(32,000)	(20,000)

Adjusted for:
Inventory step-up due to acquisition	1,800	1,600	6,000	5,500
Depreciation and Amortization Expense	9,200	8,700	37,500	35,000
Share-based compensation	2,200	1,900	9,500	7,500
Special charges	3,000	1,500	12,000	10,000

Total Adjustments	16,200	13,700	65,000	58,000

Non-GAAP Adjusted EBITDA	$5,300	$6,800	$33,000	$38,000

Non-GAAP Adjusted EBITDA Margin	6.7%	8.3%	10.6%	11.7%

Note:

Special charges includes anticipated charges relating to the integration of OrthoHelix, U.S. sales channel efforts to create a dedicated upper extremities and a lower extremities channel, and conversion to a direct sales channel in certain U.S. and international territories.

Tornier believes the non-GAAP financial measures presented above provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; and adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov. or on Tornier’s website at www.tornier.com.

Contact:

Shawn McCormick

Chief Financial Officer

952-426-7646

shawn.mccormick@tornier.com

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